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                                                                    EXHIBIT 10.6

                                                                     COMMERZBANK

                       Allgemeine Geschaeftsbedingungen

Grundregeln fuer die Beziehung zwischen Kunde und Bank

1. Geltungsbereich und Aenderungen dieser Geschaeftsbedingungen und der Sonderbedingungen fuer einzelne Geschaeftsbeziehungen

(1)  Geltungsbereich
Die Allgemeinen Geschaeftsbedingungen gelten fuer die gesamte Geschaeftsverbindung zwischen dem Kunden und den inlaendischen Filialen der Bank (im folgenden Bank genannt). Daneben gelten fuer einzelne Geschaeftsbeziehungen (zum Beispiel fuer das Wertpapiergeschaeft fuer den ec-Service fuer den Scheckverkehr, fuer den Sparverkehr) Sonderbedingungen, die Abweichungen oder Ergaenzugen zu diesen Allgemeinen Geschaeftsbedingungen enthalten; sie werden bei der Kontoeroeffnung oder bei Erteilung eines Auftrags mit dem Kunden vereinbart. Unterhaelt der Kunde auch Geschaeftsverbindungen zu auslaendischen Filialen, sichert das Pfandrecht der Bank (Nr. 14 dieser Geschaeftsbedingungen) auch die Ansprueche dieser auslaendischen Filialen.

(2)  Aenderungen
Aenderungen dieser Geschaeftsbedingungen und der Sonderbedingungen werden dem Kunden schriftlich bekanntgegeben. Sie gelten als genehmigt, wenn der Kunde nicht schriftlich Widerspruch erhebt. Auf diese Folge wird ihn die Bank bei der Bekanntgabe besonders hinweisen. Der Kunde muss den Widerspruch innerhalb eines Monats nach Bekanntgabe der Aenderungen an die Bank absenden.

2. Bankgeheimnis und Bankauskunft

(1)  Bankgeheimnis
Die Bank ist zur Verschwiegenheit ueber alle kundenbezogenen Tatsachen und Wertungen verpflichtet von denen sie Kenntnis erlangt (Bankgeheimnis) Informationen ueber den Kunden darf die Bank nur weitergeben, wenn gesetzliche Bestimmungen dies gebieten oder der Kunde eingewilligt hat oder die Bank zur Erteilung einer Bankauskunft befugt ist.

(2)  Bankauskunft
Eine Bankauskunft enthaelt allgemein gehaltene Feststellungen und Bemerkungen ueber die wirtschaftlichen Verhaeltnisse des Kunden, seine Kreditwuerdigkeit und Zahlungsfaehigkeit; betragsmaessige Angaben ueber Kontostaende, Sparguthaben, Depot-oder sonstige der Bank anvertraute Vermoegenswerte sowie Angaben ueber die Hoehe von Kreditinanspruchnahmen werden nicht gemacht.

(3)  Voraussetzungen fuer die Erteilung einer Bankauskunft
Die Bank ist befugt, uber juristische Personen und im Handelsregister eingetragene Kaufleute Bankauskuenfte zu erteilen, sofern sich die Anfrage auf ihre geschaeftliche Taetigkeit bezieht. Die Bank erteilt jedoch keine Auskuenfte, wenn ihr eine anderslautende Weisung des Kunden vorliegt. Bankauskuenfte ueber andere Personen, insbesondere ueber Privatkunden und Vereinigungen, erteilt die Bank nur dann, wenn diese generell oder im Einzelfall ausdruecklich zugestimmt haben. Eine Bankauskunft wird nur erteilt, wenn der Anfragende ein berechtigtes Interesse an der gewuenschten Auskunft glaubhaft dargelegt hat und kein Grund zu der Annahme besteht, dass schutzwuerdige Belange des Kunden der Auskunftserteilung entgegenstehen.

(4)  Empfaenger von Bankauskuenften
Bankauskuenfte erteilt die Bank nur eigenen Kunden sowie anderen
Kreditinstituten fuer deren Zwecke oder die ihrer Kunden.

3. Haftung der Bank; Mitverschulden des Kunden

(1)  Haftungsgrundsaetze
Die Bank haftet bei der Erfuellung ihrer Verpflichtungen fuer jedes Verschulden ihrer Mitarbeiter und der Personen, die sie zur Erfuellung ihrer Verpflichtungen hinzuzieht. Soweit die Sonderbedingungen fuer einzelne Geschaeftsbeziehungen oder sonstige Vereinbarungen etwas Abweichendes regeln, gehen diese Regelungen vor. Hat der Kunde durch ein schuldhaftes Verhalten (zum Beispiel durch Verletzung der in Nr. 11 dieser Geschaeftsbedingungen

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aufgefuehrten Mitwirkungspflichten) zu der Entstehung eines Schadens beigetragen, bestimmt sich nach den Grundsaetzen des Mitverschuldens, in welchem Umfang Bank und Kunde den Schaden zu tragen haben.

(2)  Weitergeleitete Auftraege
Wenn ein Auftrag seinem Inhalt nach typischerweise in der Form ausgefuehrt wird, dass die Bank einen Dritten mit der weiteren Erledigung betraut, erfuellt die Bank den Auftrag dadurch, dass sie ihn im eigenen Namen an den Dritten weiterleitet (weitergeleiteter Auftrag). Dies betrifft zum Beispiel die Einholung von Bankauskuenften bei anderen Kreditinstituten oder die Verwahrung und Verwaltung von Wertpapieren im Ausland. In diesen Faellen beschraenkt sich die Haftung der Bank auf die sorgfaeltige Auswahl und Unterweisung des Dritten.

(3)  Stoerung des Betriebs
Die Bank haftet nicht fur Schaeden, die durch hoehere Gewalt, Aufruhr, Kriegs-und Naturereignisse oder durch sonstige von ihr nicht zu vertretende Vorkommnisse (zum Beispiel Streik, Aussperrung, Verkehrsstoerung, Verfuegungen von hoher Hand im In- oder Ausland) eintreten.

4. Grenzen der Aufrechnungsbefugnis des Kunden

Der Kunde kann gegen Forderungen der Bank nur aufrechnen, wenn seine Forderungen unbestritten oder rechtskraeftig festgestellt sind.

5. Verfuegungsberechtigung nach dem Tod des Kunden

Nach dem Tod des Kunden kann die Bank zur Klaerung der Verfuegungsberechtigung die Vorlegung eines Erbscheins, eines Testamentsvollstreckerzeugnisses oder weiterer hierfuer notwendiger Unterlagen verlangen; fremdsprachige Urkunden sind auf Verlangen der Bank in deutscher Ubersetzung vorzulegen. Die Bank kann auf die Vorlage eines Erbscheins oder eines Testamentsvollstreckerzeugnisses verzichten, wenn ihr eine Ausfertigung oder eine beglaubigte Abschrift der letztwilligen Verfuegung (Testament, Erbvertrag) nebst zugehoeriger Eroeffnungsniederschrift vorgelegt wird. Die Bank darf denjenigen, der darin als Erbe oder Testamentsvollstrecker bezeichnet ist, als Berechtigten ansehen, ihn verfuegen lassen und insbesondere mit befreiender Wirkung an ihn leisten. Dies gilt nicht, wenn der Bank bekannt ist, dass der dort Genannte (zum Beispiel nach Anfechtung oder wegen Nichtigkeit des Testaments) nicht verfuegungsberechtigt ist, oder wenn ihr dies infolge Fahrlaessigkeit nicht bekannt geworden ist.

6. Massgebliches Recht und Gerichtsstand bei kaufmaennischen und oeffentlich-rechtlichen Kunden

(1)  Geltung deutschen Rechts
Fuer die Geschaeftsverbindung zwischen dem Kunden und der Bank gilt deutsches Recht.

(2)  Gerichtsstand fuer Inlandskunden
Ist der Kunde ein Kaufmann, der nicht zu den Minderkaufleuten gehoert, und ist die streitige Geschaeftsbeziehung dem Betriebe seines Handelsgewerbes zuzurechnen, so kann die Bank diesen Kunden an dem fuer die kontofuehrende Stelle zustaendigen Gericht oder bei einem anderen zustaendigen Gericht verklagen; dasselbe gilt fuer eine juristische Person des oeffentlichen Rechts und fuer oeffentlich-rechtliche Sondervermoegen. Die Bank selbst kann von diesen Kunden nur an dem fuer die kontofuehrende Stelle zustaendigen Gericht verklagt werden.

(3)  Gerichtsstand fuer Auslandskunden
Die Gerichtsstandsvereinbarung gilt auch fuer Kunden, die im Ausland eine vergleichbare gewerbliche Taetigkeit ausueben, sowie fuer auslaendische Institutionen, die mit inlaendischen juristischen Personen des oeffentlichen Rechts oder mit einem inlaendischen oeffentlichrechtlichen Sondervermoegen vergleichbar sind.

Kontofuehrung

7. Rechnungsabschluesse bei Kontokorrentkonten (Konten in laufender Rechnung)

(1)  Erteilung der Rechnungsabschluesse
Die Bank erteilt bei einem Kontokorrentkonto, sofern nicht etwas anderes vereinbart ist, jeweils zum Ende eines Kalenderquartals einen
Rechnungsabschluss; dabei werden die in diesem Zeitraum entstandenen
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beiderseitigen Ansprueche (einschliesslich der Zinsen und Entgelte der Bank)
verrechnet. Die Bank kann auf den Saldo, der sich aus der Verrechnung ergibt, nach Nr. 12 dieser Geschaeftsbedingungen oder nach der mit dem Kunden anderweitig getroffenen Vereinbarung Zinsen berechnen.

(2)  Frist fuer Einwendungen; Genehmigung durch Schweigen
Einwendungen wegen Unrichtigkeit oder Unvollstaendigkeit eines Rechnungsabschlusses hat der Kunde spaetestens innerhalb eines Monats nach dessen Zugang zu erheben; macht er seine Einwendungen schriftlich geltend, genuegt die Absendung innerhalb der Monatsfrist. Das Unterlassen rechtzeitiger Einwendungen gilt als Genehmigung. Auf diese Folge wird die Bank bei Erteilung des Rechnungsabschlusses besonders hinweisen. Der Kunde kann auch nach Fristablauf eine Berichtigung des Rechnungsabschlusses verlangen, muss dann aber beweisen, dass zu Unrecht sein Konto belastet oder eine ihm zustehende Gutschrift nicht erteilt wurde.

8. Storno- und Berichtigungsbuchungen der Bank

(1)  Vor Rechnungsabschluss
Fehlerhafte Gutschriften auf Kontokorrentkonten (zum Beispiel wegen einer falschen Kontonummer) darf die Bank bis zum naechsten Rechnungsabschluss durch eine Belastungsbuchung rueckgaengig machen, soweit ihr ein Rueckzahlungsanspruch gegen den Kunden zusteht; der Kunde kann in diesem Fall gegen die
Belastungsbuchung nicht einwenden, dass er in Hoehe der Gutschrift bereits verfuegt hat (Stornobuchung).

(2)  Nach Rechnungsabschluss
Stellt die Bank eine fehlerhafte Gutschrift erst nach einem Rechnungsabschluss fest und steht ihr ein Rueckzahlungsanspruch gegen den Kunden zu, so wird sie in Hoehe ihres Anspruchs sein Konto belasten (Berichtigungsbuchung). Erhebt der Kunde gegen die Berichtigungsbuchung Einwendungen, so wird die Bank den Betrag dem Konto wieder gutschreiben und ihren Rueckzahlungsanspruch gesondert geltend machen.

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(3)  Information des Kunden; Zinsberechnung
Ueber Storno- und Berichtigungsbuchungen wird die Bank den Kunden unverzueglich unterrichten. Die Buchungen stimmt die Bank hinsichtlich der Zinsberechnung rueck-wirkend zu dem Tag vor in dem die fehlerhafte Buchung durchgefuehrt wurde.

9. Einzugsauftraege

(1)  Erteilung von Vorbehaltsgutschriften bei der Einreichung
Schreibt die Bank den Gegenwert von Schecks und Lastschriften schon ihrer Einloesung gut, geschieht dies unter dern Vorbehalt ihrer Einloesung, und zwar auch dann, wenn diese Papiere bei der Bank selbst zahlbar sind. Reicht der Kunde andere Papiere mit dem Auftrag ein, von einem Zahlungspflichtigen einen Forderungsbetrag zu beschaffen (zum Beispiel Zinsscheine), und erteilt die Bank ueber den Betrag eine Gutschrift, so steht diese unter dem Vorbehalt, dass die Bank den Betrag erhaelt. Der Vorbehalt gilt auch dann, wenn die Papiere bei der Bank selbst zahlbar und werden Schecks oder Lastschriften nicht eingeloest oder erhaelt die Bank den Betrag aus dem Einzugsauftrag nicht, macht die Bank die Vorbehaltsgutschrift rueckgaengig. Dies geschieht unabhaengig davon, ob in der Zwischenzeit ein Rechnungsabschluss erteilt wurde.

(2) Einloesung von Lastschriften und vom Kunden ausgestellter Schecks Lastschriften und Schecks sind eingeloest, wenn die Belastungsbuchung nicht spaetestens am zweiten Bankarbeitstag nach ihrer Vornahme rueckgangig gemacht wird. Barschecks sind bereits mit Zahlung an den Scheckvorleger eingeloest. Schecks sind auch schon dann eingeloest, wenn die Bank im Einzelfall eine Bezahltmeldung absendet. Lastschriften und Schecks, die ueber die Abrechnungsstelle einer Landeszentralbank vorgelegt werden, sind eingeloest, wenn sie nicht bis zu dem von der Landeszentralbank festgesetzten Zeitpunkt an die Abrechnungsstelle zurueckgegeben werden.

10. Risiken bei Fremdwaehrungskonten und Fremdwaehrungsgeschaeften

(1)  Auftragsausfuehrung bei Fremdwaehrungskonten
Fremdwaehrungskonten des Kunden dienen dazu, Zahlungen an den Kunden und Verfuegungen des Kunden in fremder Waehrung bargeldlos abzuwickeln. Verfuegungen uber Guthaben auf Fremdwaehrungskonten (zum Beispiel durch Ueberweisungsauftraege zu Lasten des Fremdwaehrungsguthabens) werden unter Einschaltung von Banken im Heimatland der Waehrung abgewickelt, wenn sie die Bank nicht vollstaendig innerhalb des eigenen Hauses ausfuehrt.

(2)  Gutschriften bei Fremdwaehrungsgeschaeften mit dem Kunden
Schliesst die Bank mit dem Kunden ein Geschaeft (zum Beispiel ein
Devisentermingeschaeft) ab, aus dem sie die Verschaffung eines Betrages in fremder Waehrung schuldet, wird sie ihre Fremdwaehrungsverbindlichkeit durch Gutschrift auf dem Konto des Kunden in dieser Waehrung erfuellen, sofern nicht etwas anderes vereinbart ist.

(3)  Voruebergehende Beschraenkung der Leistung durch die Bank
Die Verpflichtung der Bank zur Ausfuehrung einer Verfuegung zu Lasten eines Fremdwaehrungsguthabens (Absatz 1) oder zur Erfuellung einer Fremdwaehrungsverbindlichkeit (Absatz 2) ist in dem Umfang und solange ausgesetzt, wie die Bank in der Waehrung, auf die das Fremdwaehrungsguthaben oder die Verbindlichkeit lautet, wegen politisch bedingter Massnahmen oder Ereignisse im Lande dieser Waehrung nicht oder nur eingeschraenkt verfuegen kann. In dem Umfang und solange diese Massnahmen oder Ereignisse andauern, ist die Bank auch nicht zu einer Erfuellung an einem anderen Ort ausserhalb des Landes der Waehrung, in einer anderen Waehrung (auch nicht in Deutscher Mark) oder durch Anschaffung von Bargeld verpflichtet. Die Verpflichtung der Bank zur Ausfuehrung einer Verfuegung zu Lasten eines Fremdwaehrungsguthabens ist dagegen nicht ausgesetzt, wenn sie die Bank vollstaendig im eigenen Haus ausfuehren kann. Das Recht des Kunden und der Bank faellige gegenseitige Forderungen in derselben Waehrung miteinander zu verrechnen, bleibt von den vorstehenden Regelungen unberuehrt.

(4)  Umrechnungskurs
Die Bestimmung des Umrechnungskurses bei Fremdwaehrungsgeschaeften ergibt sich

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aus dem "Preis-und Leistungsverhaeltnis".

Mitwirkungspflichten des Kunden

11. Mitwirkungspflichten des Kunden

(1) Aenderungen von Name, Anschrift oder einer gegenueber der Bank erteilten Vertretungsmacht
Zur ordnungsgemaessen Abwicklung des Geschaeftsverkehrs ist es erforderlich, dass der Kunde der Bank Aenderungen seines Namens und seiner Anschrift sowie das Erloeschen oder die Aenderung einer gegenueber der Bank erteilten Vertretungsmacht (insbesondere einer Vollmacht) unverzueglich mitteilt. Diese Mitteilungspflicht besteht auch dann, wenn die Vertretungsmacht in ein oeffentliches Register (zum Beispiel in das Handelsregister) eingetragen ist und ihr Erloeschen oder ihre Aenderung in dieses Register eingetragen wird.

(2)  Klarheit von Auftraegen
Auftraege jeder Art muessen ihren Inhalt zweifelsfrei erkennen lassen. Nicht eindeutig formulierte Auftraege koennen Rueckfragen zur Folge haben, die zu Verzoegerungen fuehren koennen. Vor allem hat der Kunde bei Auftraegen zur Gutschrift auf einem Konto (zum Beispiel bei Ueberweisungsauftraegen) auf die Richtigkeit und Vollstaendigkeit des Namens des Zahlungsempfaengers, der angegebenen Kontonummer und der angegebenen Bankleitzahl zu achten, Aenderungen, Bestaetigungen oder Wiederholungen von Auftraegen muessen als solche gekennzeichnet sein.

(3) Besonderer Hinweis bei Eilbeduerftigkeit der Ausfuehrung eines Auftrags Haelt der Kunde bei der Ausfuehrung eines Auftrags besondere Eile fuer noetig (zum Beispiel weil ein Ueberweisungsbetrag dem Empfaenger zu einem bestimmten Termin gutgeschrieben sein muss), hat er dies der Bank gesondert mitzuteilen. Bei formularmaessig erteilten Auftraegen muss dies ausserhalb des Formulars erfolgen.

(4)  Pruefung und Einwendungen bei Mitteilungen der Bank
Der Kunde hat Kontoauszuege, Wertpapierabrechnungen, Depot- und
Ertraegnisaufstellungen, sonstige Abrechnungen. Anzeigen ueber die Ausfuehrung von Ausfuehrung von Auftraegen sowie Informationen ueber erwartete Zahlungen und Sendungen (Avise) auf ihre Richtigkeit und Vollstaendigkeit unverzueglich zu ueberpruefen und etwaige Einwendungen unverzueglich zu erheben.

(5)  Benachrichtigung der Bank bei Ausbleiben von Mitteilungen
Falls Rechnungsabschluesse und Depotaufstellungen dem Kunden nicht zugehen, muss er die Bank unverzueglich benachrichtigen. Die Benachrichtigungsplicht besteht auch beim Ausbleiben anderer Mitteilungen deren Eingang der Kunde erwartet (Wertpapierabrechnungen, Kontoauszuege nach der Ausfuehrung von Auftraegen des Kunden oder ueber Zahlungen, die der Kunden verwaltet.

Kosten der Bankdienstleistungen

12. Zinsen, Entgelte und Auslagen

(1)  Zinsen und Entgelte im Privatkundengeschaeft
Die Hoehe der Zinsen und Entgelte fuer die im Privatkundengeschaeft ueblichen Kredite und Leistungen ergibt sich aus dem Preisaushang - Regelsaetze im standardisterten Privatkundengeschaeft und ergaenzend aus dem Preisverzeichnis. Wenn ein Kunde einer dort aufgefuehrten Kredit oder eine dort aufgefuehrte Leistung in Anspruch nimmt und dabei keine abweichende Vereinbarung getroffen wurde, gelten die zu diesem Zeitpunkt im Preisaushang oder Preisverzeichnis angegebenen Zinsen und Entgelte fuer die dann nicht aufgefuehrten Leistungen, die im Auftrag des Kunden oder in dessen mutmasslichem Interesse erbracht werden und die nach den Umstaenden, nur gegen eine Verguetung zu erwarten sind, kann die Bank die Hoehe der Entgelte nach billigem Ermessen ((S) 315 des Buergerlichen Gesetzbuches) bestimmen.

(2)  Zinsen und Entgelte ausserhalb des Privatkundengeschaefts
Ausserhalb des Privatkundengeschaefts bestimmt die Bank, wenn keine andere Vereinbarung getroffen ist, die Heohe von Zinsen und Entgelten nach billigem Ermessen ((S) 315 des Buergerlichen Gesetzbuches).

(3)  Aenderung von Zinsen und Entgelten
Die Aenderung der Zinsen bei Krediten mit einem veraenderlichen Zinssatz erfolgt aufgrund der jeweiligen Kreditvereinbarungen mit dem Kunden. Das Entgelt fuer Leistungen, die vom Kunden im Rahmen der Geschaeftsverbindung typischerweise

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dauerhaft in Anspruch genommen werden (zum Beispiel Konto-und Depotfuehrung), kann die Bank nach billigem Ermessen ((S) 315 des Buergerlichen Gesetzbuches) aendern.

(4) Kuendigungsrecht des Kunden bei Aenderungen von Zinsen und Die Entgelten Bank wird dem Kunden Aenderungen von Zinsen und Entgelten nach Absatz 3 mitteilen. Bei einer Erhoehung kann der Kunde sofern nichts anderes vereinbart ist, die davon betroffene Geschaeftsbeziehung innerhalb eines Monats nach Bekanntgabe der Aenderung mit sofortiger Wirkung kuendigen. Kuendigt der Kunde, so werden die erhoehten Zinsen und Entgelte fuer die gekuendigte Geschaeftsbeziehung nicht zugrundegelegt. Die Bank wird zur Abwicklung eine angemessene Frist einraeumen.

(5)  Auslagen
Der Kunde traegt alle Auslagen, die anfallen, wenn die Bank in seinem Auftrag oder seinem mutmasslichen Interesse taetig wird (inbesondere fuer
Ferngespraeche, Porti) oder wenn Sicherheiten bestellt, verwaltet, freigegeben oder verwertet werden (insbesondere Notarkosten, Lagergelder, Kosten der Bewachung von Sicherungsgut).

(6)  Besonderheiten bei Verbraucherkrediten
Bei Kreditvertragen, die nach (S) 4 des Verbraucherkreditgesetzes der Schriftform beduerfen, richten sich die Zinsen und die Kosten (Entgelte, Auslagen) nach den Angaben in der Vertragsurkunde. Fehlt die Angabe eines Zinssatzes, gilt der gesetzliche Zinssatz; nicht angegebene Kosten werden nicht geschuldet ((S) 6 Abs. 2 des Verbraucherkreditgesetzes). Bei Uberziehungskrediten nach (S) 5 des Verbraucherkreditgesetzes richtet sich der massgebliche Zinssatz nach dem Preisaushang und den Informationen, die die Bank dem Kunden uebermittelt.

Sicherheiten fuer die Ansprueche der Bank gegen den Kunden

13. Bestellung oder Verstaerkung von Sicherheiten

(1)  Anspruch der Bank auf Bestellung von Sicherheiten
Die Bank kann fuer alle Ansprueche aus der bankmaessigen Geschaeftsverbindung die Bestellung bankmaessiger Sicherheiten verlangen, und zwar auch dann, wenn die Ansprueche bedingt sind (zum Beispiel Aufwendungsersatzanspruch wegen der Inanspruchnahme aus einer fuer den Kunden uebernommenen Buergschaft). Hat der Kunde gegenueber der Bank eine Haftung fuer Verbindlichkeiten eines anderen Kunden der Bank uebernommen (zum Beispiel als Buerge), so besteht fuer die Bank ein Anspruch auf Bestellung oder Verstaerkung von Sicherheiten im Hinblick auf die aus der Haftungsuebernahme folgende Schuld jedoch erst ab ihrer Faelligkeit.

(2)  Veraenderungen des Risikos
Hat die Bank bei der Entstehung von Anspruechen gegen den Kunden zunaechst ganz oder teilweise davon abgesehen, die Bestellung oder Verstaerkung von Sicherheiten zu verlangen, kann sie auch spaeter noch eine Besicherung fordern. Voraussetzung hierfuer ist jedoch, dass Umstaende eintreten oder bekannt werden, die eine erhoehte Risikobewertung der Ansprueche gegen den Kunden rechtfertigen. Dies kann insbesondere der Fall sein, wenn
- sich die wirtschaftlichen Verhaeltnisse des Kunden nachteilig veraendert haben oder sich zu veraendern drohen, oder
- sich die vorhandenen Sicherheiten wertmassig verschlechtert haben oder zu verschlechtern drohen.
Der Besicherungsanspruch der Bank besteht nicht wenn ausdruecklich vereinbart ist, dass der Kunde keine oder ausschliesslich im einzelnen benannte Sicherheiten zu bestellen hat. Bei Krediten, die unter das Verbraucherkreditgesetz fallen, besteht ein Anspruch auf die Bestellung oder Verstaerkung von Sicherheiten nur, soweit die Sicherheiten im Kreditvertrag angegeben sind; wenn der Nettokreditbetrag DM 100,000. - uebersteigt, besteht der Anspruch auf Bestellung oder Verstaerkung auch dann, wenn der Kreditvertrag keine oder keine abschliessenden Angaben ueber Sicherheiten enthaelt.

(3)  Fristsetzung fuer die Bestellung oder Verstaerkung von Sicherheiten
Fuer die Bestellung oder Verstaerkung von Sicherheiten wird die Bank eine angemessene Frist einraeumen. Beabsichtigt die Bank, von ihrem Recht zur fristlosen Kuendigung nach Nr. 19 Absatz 3 dieser Geschaeftsbedingungen Gebrauch zu machen, falls dur Kunde seiner Verpflichtung zur Bestellung oder Verstaerkung von Sicherheiten nicht fristgerecht nachkommt, wird sie ihn zuvor hierauf hinweisen.

14. Vereinbarung eines Pfandrechts zugunsten der Bank
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(1)  Einigung ueber das Pfandrecht
Der Kunde und die Bank sind sich darueber einig, dass die Bank ein Pfandrecht an den Wertpapieren und Sachen erwirb, an denen eine inlaendische Filiale im bankmaessigen Geschaeftsverkehr Besitz erlangt hat oder noch erlangen wird. Die Bank erwirbt ein Pfandrecht auch an den Anspruechen die dem Kunden gegen die Bank aus der bankmaessigen Geschaeftsverbindung zustehen oder kuenftg zustehen werden (zum Beispiel Kontoguthaben)
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(2)  Gesicherte Ansprueche
Das Pfandrecht dient der Sicherung aller bestehenden kuenftigen und bedingten Ansprueche die der Bank mit ihren saemtlichen in-und auslaendischen Filialen aus der bankmaessigen Geschaeftsverbindung gegen den Kunden zustehen. Hat der Kunde gegenueber der Bank eine Haftung fuer Verbindichkeiten eines anderen Kunden der Bank uebernommen (zum Beispiel als Buerge) so sichert das Pfandrecht die aus der Haftungsuebernahme folgende Schuld jedoch erst ab ihrer Falligkeit.

(3)  Ausnahmen vom Pfandrecht
Gelangen Gelder oder andere Werte der Massgabe in die Verfuengungsgewalt der Bank, dass sie nur einen bestimmen Zweck verwendet werden duerfen (zum Beispiel Bareinzahlung zur Einloesung eines Wechsels), erstreckt sich das Pflandrecht der Bank nicht auf diese Werte. Dasselbe gilt fuer die von der Bank selbst ausgegebenen Akten (eigene Aktien) und fuer die Wertpapiere, die die Bank in Ausland fuer den Kunden verwahrt Ausserdam erstreckt sich das Pflanderecht nicht auf die von der Bank selbst ausgegebenen eigenen Genussrechte/Genussscheine und nicht auf die verbrieften und nicht verbrieften nachrangigen Verbinkeiten der Bank.

(4)  Zins- und Gewinnanteilscheine
Unterliegen dem Pflandrecht der Bank Wertpapiere ist der Kunde nicht berechtigt die Herausgabe der zu diesen Papieren gehoerenden Zins- und Gewinnanteilscheine zu verlangen.

15.  Sicherungsrechte an Einzugspapieren und diskontierten Wechseln

(1)  Sicherungsuebereignung
Die Bank erwirbt an den ihr zum Einzug eingereichten Schecks und Wechseln erwirbt im Zeitpunkt der Einreichung Sicherungseigentum. An diskontierten Wechseln erwirbt die Bank im Zeitpunkt des Wechselankaufs uneingeschraenktes Eigentum; belastet sie diskontierte Wechsel dem Konto zurueck, so verbleibt ihr Sicherungseigentum an diesen Wechseln.

(2)  Sicherungsabtretung
Mit dem Erwerb des Eigentums an Schecks und Wechseln gehen auch die zugrundeliegenden Foderungen auf die Bank ueber; ein Foderungsuebergang findet ferner statt, wenn andere Papiere aum Einzug eingereicht werden (zum Beispeil Lastschriften, kaufmaennische Handelspapiere).

(3)  Zweckgebundene Einzugspapiere
Werden der Bank Einzugspapiere mit der Massgabe eingereicht, dass ihr Gegenwert nur fuer einen bestimmten Zweck verwendet werden darf, erstrecken sich die Sicherungsuebereignung und die Sicherungsabtretung nicht auf diese Papiere.

(4) Gesicherte Ansprueche der Bank
Das Sicherungseigentum und die Sicherungsabtretung dienen der Sicherung aller Ansprueche, die der Bank gegen den Kunden bei Einreichung von Einzugspapieren aus seinen Kontokorrentkonten zustehen oder die infolge der Rueckbelastung nicht eingeloester Einzugspapiere oder diskontierter Wechsel entstehen. Auf Anforderung des Kunden nimmt die Bank eine Rueckuebertragung des Sicherungseigentums an den Papieren und der auf sie uebergegangen Forderungen an den Kunden vor falls ihr im Zeitpunkt der Anforderung keine zu sichernden Ansprueche gegen den Kunden zustehen oder sie ihn ueber den Gegenwert der Papiere vor deren endgueltiger Bezahlung nicht verfuegen laesst.

16.  Begrenzung des Besicherungsanspruchs und Freigabeverpflichtung

(1)  Deckungsgrenze
Die Bank kann ihren Anspruch auf Bestllung oder Verstaerkung von Sicherheiten solange geltend machen, bis der realisierbare Wert aller Sicherheiten dem Gesamtbetrag aller Ansprueche aus der bankmaessigen Geschaeftsverbindung (Deckungsgrenze) entspricht.

(2)  Freigabe
Falls der realisierbare Wert aller Sicherheiten die Deckungsgrenze nicht nur voruebergehend uebersteigt hat die Bank auf Verlangen des Kunden Sicherheiten nach ihrer Wahl freizugeben, und zwar in Hoehe des die Deckungsgrenze uebersteigenden Betrages; sie wird bei der Auswahl der freizugebenden Sicherheiten auf die berechtigten Belange des Kunden und eines dritten Sicherungsgebers, der fuer die Verbindlichkeiten des Kunden Sicherheiten bestellt hat Ruecksicht nehmen. In diesem Rahmen ist die Bank auch verpflichtet. Auftraege des Kunden ueber die dem Pfandrecht unterliegenden Werte auszufuehren (zum Beispiel Verkauf von Wertpapieren, Auszahlung von Sparguthaben).

(3)  Sondervereinbarungen
Ist fuer eine bestimmte Sicherheit ein anderer Bewertungsmassstab als der realisierbare Wert, eine andere Dechungsgrenze oder eine andere Grenze fuer die Freigabe von Sicherheiten vereinbart, so sind diese massgeblich.

17.  Verwertung von Sicherheiten

(1)  Wahlrecht der Bank
Im Falle der Verwertung hat die Bank unter mehreren Sicherheiten die Wahl. Sie wird bei der Verwertung und bei der Auswahl der zu verwertenden Sicherheiten auf die berechtigten Belange des Kunden und eines dritten Sicherungsgebers, der fuer die Verbindlichkeiten des Kunden und eines dritten Sicherungsgebers, der fuer die Verbindlichkeiten des Kunden Sicherheiten bestellt hat, Ruecksicht nehmen.

(2)  Erloesgutschrift nach dem Umsatzsteuerrecht
Wenn der Verwertungsvorgang der Umsatzsteuer unterliegt, wird die Bank dem Kunden ueber den Erloes eine Gutschrift erteilen, die als Rechnung fuer die Lieferung der als Sicherheit dienenden Sache gilt und den Voraussetzungen des Umsatzsteuerrechts entspricht.

Kuendigung

18.     Kuendigungsrechte des Kunden

(1)  Jederzeitiges Kuendigungsrecht
Der Kunde kann die gesamte Geschaeftsverbindung oder einzelne
Geschaeftsbesiehungen (zum Beispiel den Scheckvertrag), fur die weder eine Laufzeit noch eine abweichende Kuendigungsregelung vereinbart ist, jederzeit ohne Einhaltung einer Kuendigungsfrist kuendigen

(2)  Kuendigung aus wichtigam Grund
Ist fuer eine Geschaefsbeziehung Laufzeitder eine abweichende
Kueudiggungsregelung vereinbart kann eine fristlose Kuendigung nur dann ausgesprochen werden wenn heirfuer ein wichtiger Grund vorliegt der es dem Kunden auch unter angemessener Beruecksichtigung der berechtigten Belange der Bank unzumutbar werden laesst die Geschaeftsbeziehung fortzusetzen.

19.  Kuendigungsrechte der Bank

(1) Kuendigungs unter Einhaltung einer Kuendigungsfrist
Die Bank kann die gesamte Geschaeftsverbindung oder einzelne
Geschaeftsbeziehungen fuer die weder eine Laufzeit noch eine abweichende Kuendigungsfrist kuendigen (zum Beispiel der Scheckvertrag der zur Nutzung der Scheckkarte und von Scheckvordrucken berechtigt). Bei der Bemessung der Kuendigungfrist wird die Bank auf die berechtigen Belange des Kunden Ruecksicht nehmen. Fuer die Kuendigung der Fuehrung von laufenden Konten und Depots betraegt die Kuendigungfrist mindestens einen Monat.

(2) Kuendigung unbefristeter Kredite
Kredite und Kreditzusagen fuer die weder eine Laufzeit noch eine abweichende Kuendgungsregelung vereinbart ist kann die Bank jederzeit ohne Einhaltung einer Kuendgungfrist kuendigen. Die Bank wird bei der Ausuebung dieses
Kuendigungsrechts auf die berechtigten Belange des Kunden Ruecksicht nehmen.

(3)  Kuendigung aus wichtigem Grund ohne Einhaltung einer Kuendigungsfrist
Eine fristlose Kuendigung der gesamten Geschaeftsverbindung oder einzelner Geschaeftsbeziehungen ist zulaessig, wenn ein wichtiger Grund vorliegt der der Bank, auch unter angemessener Beruecksichtigung der berechtigten Belange des Kunden, deren Fortsetzung unzumutbar werden laesst. Ein solcher Grund liegt insbesondere vor, wenn den Kunde unrichtige Angaben ueber seine Vermoegenslage gemacht hat, die fuer die Entscheidung der Bank ueber eine Kreditgewaehrung oder ueber andere mit Risiken fur die Bank, verbunden Geschaefte (zum Beispiel Aushaendigung der Scheckkarte) von erheblicher Bedeutung waeren, oder wenn eine wesentliche Verschlechterung seiner Vermoegenslage eintritt oder einzutreten droht und dadurch die Erfuellung von Verbindlichkeiten gegenueber der Bank gefaehrdet ist. Die Bank darf auch fristlos kuendigen, wenn der Kunde seiner Verpflichtung zur Bestellung oder Verstaerkung von Sicherheiten nach Nr. 13 Absatz 2 dieser Geschaeftsbedingungen oder aufgrund einler sonstigen Vereinbarung nicht innerhalb der von der Bank gesetzten angemessenen Frist nachkommt.

(4)   Kuendigung von Verbraucherkrediten bei Verzug
Soweit das Verbraucherkreditgesetz Sonderregelungen fur die Kuendigung wegen Verzuges mit der Rueckzahlung eines Verbraucherkredits vorsieht, kann die Bank nur nach Massgabe dieser Regelungen kuendigen.

(5)  Abwicklung nach einer Kuendigung
Im Falle einer Kuendigung ohne Kuendigungsfrist wird die Bank dem Kunden fur die Abwicklung (insbesondere fur die Rueckzahlung eines Kredits) eine angemessend Frist einraeumen, soweit nicht eine sofortige Erledigung erforderlich ist (zum Beispiel bei der Kuendigung des Scheckvertrages die Rueckgabe der
Scheckvordrucke).

Schutz der Einlagen

20.  Einlagensicherungsfonds

(1)  Schutzumfang
Die Bank ist dem Einlagensicherungsfonds des Bundesverbandes deutscher Banken e.V. angeschlossen. Die Einlagensicherungsfonds sichern alle Verbindlichkeiten, die in der Bilanzposition "Verbindlichkeiten gegenueber Kunden" auszuweisen sind. Hierzu zaehlen Sicht-, Termin- und Spareinlagen einschliesslich der auf den Namen lautenden Sparbriefe. Die Sicherungsgrenze je Glaeubiger betraegt 30% des fuer die Einlagensicherung massgeblichen haftenden Eigenkapitals der Bank.

(2)  Ausnahmen vom Einlegerschutz
Nicht geschuetzt sind Forderungen, ueber die die Bank Inhaberpapiere ausgestellt hat, wie z. B. Inhaberschuldverschreibungen und Inhabereinlagenzertifikate, sowie Verbindlichkeiten gegenueber Kreditinstituten.

(3)  Ergaenzende Geltung des Statuts des Einlagensicherungsfonds
Wegen weiterer Einzelheiten des Sicherungsumfanges wird auf (S) 6 des Statuts des Einlagensicherungsfonds verwiesen, das auf Verlangen zur Verfuegung gestellt wird.

(4)  Forderungsuebergang
Soweit der Einlagensicherungsfonds oder ein von ihm Beauftragter Zahlungen an einen Kunden leistet, gehen dessen Forderungen gegen die Bank in entsprechender Hoehe mit allen Nebenrechten Zug um Zug auf den Einlagensicherungsfonds ueber.

(5)  Auskunftserteilung
Die Bank ist befugt dem Einlagensicherungsfonds oder einem von ihm Beauftragten alle in diesem Zusammenhang erforderlichen Auskuenfte zu erteilen und Unterlagen zur Verfuegung zu stellen.

                                                                    COMMERZBANK



General
Business Conditions

    The present translation is furnished for the customer's convenience only. The original German text of the General Business Conditions is binding in all respects. In the event of any divergence between the English and the German texts, constructions, meanings, or interpretations, the German text, construction, meaning or interpretation shall govern exclusively.

Basic Rules Governing the Relationship Between the Customer and the Bank

1. Scope of application and amendments of these Business Conditions and the Special Conditions for particular business relations

    (1) Scope of application

    The General Business Conditions govern the entire business relationship between the customer and the bank's domestic offices (hereinafter referred to as the "Bank"). In addition, particular business relations (such as securities transactions, ec service, use of cheques, savings accounts) are governed by Special Conditions, which contain deviations from, or complements to, these General Business Conditions; they are agreed with the customer when the account is opened or an order is given. If the customer also maintains business relations with foreign offices, the Bank's lien (No. 14 of these Business Conditions) also secures the claims of such foreign offices.

    (2) Amendments

    Any amendments of these Business Conditions and the Special Conditions will be notified to the customer in writing. They shall be deemed to have been approved unless the customer objects thereto in writing. Upon notification of such amendments, the Bank shall expressly draw the customer's attention to this consequence. The customer's objection must be dispatched to the Bank within one month from the notification of the amendments.

2.  Banking secrecy and disclosure of banking affairs

    (1) Banking secrecy

    The Bank has the duty to maintain secrecy about any customer-related facts and evaluations of which it may have knowledge (banking secrecy). The Bank may only disclose information concerning the customer if it is legally required to do so or if the customer has consented thereto or if the Bank is authorized to disclose banking affairs.

    (2) Disclosure of banking affairs

    Any disclosure of details of banking affairs comprises statements and comments of a general nature concerning the economic status, the creditworthiness and solvency of the customer; no information will be disclosed as to amounts of balances of accounts, of savings deposits, of securities deposits or of other assets entrusted to the Bank or as to amounts drawn under a credit facility.

    (3) Prerequisites for the disclosure of banking affairs

    The Bank is entitled to disclose banking affairs concerning legal entities and on businesspersons registered in the Commercial Register, provided that the inquiry relates to their business activities. The Bank does not, however, disclose any information if it has received instructions to the contrary from the customer. Details of banking affairs concerning other persons, in particular private customers and associations, are disclosed by the Bank only if such persons have expressly agreed thereto, either generally or in an individual case. Details of banking affairs are disclosed only if the requesting party has substantiated its justified interest in the information requested and there is no reason to assume that the disclosure of such information would be contrary to the customer's legitimate concerns.

    (4) Recipients of disclosed banking affairs

    The Bank discloses details of banking affairs only to its own customers as well as to other credit institutions for their own purposes or those of their customers.

3.  Liability of the Bank; contributory negligence of the customer

    (1) Principles of liability

    In performing its obligations, the Bank shall be liable for any negligence on the part of its staff and of those persons whom it may call in for the performance of its obligations. If the Special Conditions for particular business relations or other agreements contain provisions inconsistent herewith such provisions shall prevail. In the event that the customer has contributed to the occurrence of the loss by any own fault (e.g. by violating the duties to cooperate as mentioned in No. 11 of these Business Conditions), the principles of contributory negligence shall determine the extent to which the Bank and the customer shall have to bear the loss.

    (2) Orders passed on to third parties

    If the contents of an order are such that the Bank typically entrusts a third party with its further execution, the Bank performs the order by passing it on to the third party in its own name (order passed on to a third party). This applies, for example, to obtaining information on banking affairs from other credit institutions or to the custody and administration of securities in other countries. In such cases, the liability of the Bank shall be limited to the careful selection and instruction of the third party.

    (3) Disturbance of business

    The Bank shall not be liable for any losses caused by force majeure, riot, war or natural events or due to other occurrences for which the Bank is not responsible (e.g. strike, lock-out, traffic hold-ups, administrative acts of domestic or foreign high authorities).

4.  Set-off limitations on the part of the customer

    The customer may only set off claims against those of the Bank if the customer's claims are undisputed or have been confirmed by a final court decision.

5.  Right of disposal upon the death of the customer

    Upon the death of the customer, the Bank may, in order to clarify the right of disposal, demand the production of a certificate of inheritance, a certificate of executorship or further documents required for such purpose; any documents in a foreign language must, if the Bank so requests, be submitted in a German translation. The Bank may waive the production of a certificate of inheritance or a certificate of executorship if an official or certified copy of the testamentary disposition (last will or contract of inheritance) together with the relevant record of probate proceedings is presented. The Bank may consider any person designated therein as heir or executor as the entitled person, allow this person to dispose of any assets and, in particular, make payment or delivery to this person, thereby discharging its obligations. This shall not apply if the Bank is aware that the person designated therein is not entitled to dispose (e.g. following challenge or invalidity of the will) or if this has not come to the knowledge of the Bank due to its own negligence.

6. Applicable law and place of jurisdiction for customers who are businesspersons or public-law entities

    (1) Applicability of German law

    German law shall apply to the business relationship between the customer and the Bank.

    (2) Place of jurisdiction for domestic customers

    If the customer is a businessperson other than a "Minderkaufmann" (small trader) and if the business relation in dispute is attributable to the conducting of such businessperson's trade, the Bank may sue such customer before the court having jurisdiction for the bank office keeping the account or before any other competent court; the same applies to legal entities under public law and separate funds under public law. The Bank itself may be sued by such customers only before the court having jurisdiction for the bank office keeping the account.

    (3) Place of jurisdiction for foreign customers

    The agreement upon the place of jurisdiction shall also apply to customers who conduct a comparable trade or business abroad and to foreign institutions which are comparable with domestic legal entities under public law or a domestic separate fund under public law.

Keeping of Accounts

7.  Periodic balance statements

    (1) Issue of periodic balance statements

    Unless otherwise agreed upon, the Bank issues a periodic balance statement for a current account at the end of each calendar quarter, thereby clearing the claims accrued by both parties during this period (including interest and charges imposed by the Bank). The Bank may charge interest on the balance arising therefrom in accordance with No. 12 of these Business Conditions or any other agreements entered into with the customer.

    (2) Time allowed for objections; approval by silence

    Any objections a customer may have concerning the incorrectness or incompleteness of a periodic balance statement must be raised not later than within one month following its receipt; if the objections are made in writing, it is sufficient to dispatch these within the period of one month. Failure to make objections in due time will be considered approval. When issuing the periodic balance statement, the Bank will expressly draw the customer's attention to this consequence. The customer may demand a correction of the periodic balance statement even after expiry of this period, but must then prove that the account was either wrongly debited or mistakenly not credited.

8.  Reverse entries and correction entries made by the Bank

    (1) Prior to issuing a periodic balance statement

    Incorrect credit entries on current accounts (e.g. due to a wrong account number) may be reversed by the Bank through a debit entry prior to the issue of the next periodic balance statement to the extent that the Bank has a repayment claim against the customer; in this case, the customer may not object to the debit entry on the grounds that a disposal of an amount equivalent to the credit entry had already been made (reverse entry).

    (2) After issuing a periodic balance statement

    If the Bank ascertains an incorrect credit entry after a periodic balance statement has been issued and if the Bank has a repayment claim against the customer, it will debit the account of the customer with the amount of its claim (correction entry). If the customer objects to the correction entry, the Bank will re-credit the account with the amount in dispute and assert its repayment claim separately.

    (3) Notification to the customer; calculation of interest

    The Bank will immediately notify the customer of any reverse entries and correction entries made. With respect to the calculation of interest the Bank shall effect the entries retroactively as of the day on which the incorrect entry was made.

9.  Collection orders

    (1) Conditional credit entries effected upon presentation of documents

    If the Bank credits the countervalue of cheques and direct debits prior to their payment, this is done on condition of payment, even if these items are payable at the Bank itself. If the customer surrenders other items, instructing the Bank to collect an amount due from a debtor (e.g. interest coupons), and if the Bank effects a credit entry for such amount, this is done under the reserve that the Bank will obtain the amount. This reserve shall also apply if the items are payable at the Bank itself. If cheques or direct debits are not paid or if the Bank does not obtain the amount under the collection order, the Bank will cancel the conditional credit entry regardless of whether or not a periodic balance statement has been issued in the meantime.

    (2) Payment of direct debits and of cheques made out by the customer

    Direct debits and cheques are paid if the debit entry has not been cancelled prior to the end of the second bank working day after it was made. Cheques payable in cash are deemed to have been paid once their amount has been paid to the presenting party. Cheques are also deemed to have been paid as soon as the Bank dispatches an advice of payment. Direct debits and cheques presented through the clearing office of a "Landeszentralbank" are paid if they are not returned to the clearing office by the time stipulated by the Landeszentralbank.

10. Risks inherent in foreign currency accounts and transactions

    (1) Execution of orders relating to foreign currency accounts

    Foreign currency accounts of the customer serve to effect the cashless settlement of payments to and disposals by the customer in foreign currency. Disposals of credit balances on foreign currency accounts (e.g. by means of transfer orders to the debit of the foreign currency credit balance) are settled through or by banks in the home country of the currency unless the Bank executes them entirely within its own organisation.

    (2) Credit entries for foreign currency transactions with the customer

    If the Bank concludes a transaction with the customer (e.g. a forward exchange transaction) under which it owes the provision of an amount in a foreign currency, it will discharge its foreign currency obligation by crediting the account of the customer in the respective currency, unless otherwise agreed upon.

    (3) Temporary limitation of performance by the Bank

    The Bank's duty to execute a disposal order to the debit of a foreign currency credit balance (paragraph 1) or to discharge a foreign currency obligation (paragraph 2) shall be suspended to the extent that and for as long as the Bank cannot or can only restrictedly dispose of the currency in which the foreign currency credit balance or the obligation is denominated, due to political measures or events in the country of the respective currency. To the extent that and for as long as such measures or events persist, the Bank is not obligated either to perform at some other place outside the country of the respective currency, in some other currency (including Deutsche Mark) or by providing cash. However, the Bank's duty to execute a disposal order to the debit of a foreign currency credit balance shall not be suspended if the Bank can execute it entirely within its own organisation. The right of the customer and of the Bank to set off mutual claims due in the same currency against each other shall not be affected by the above provisions.

    (4) Conversion rate

    The conversion rate for foreign currency transactions shall be determined on the basis of the "List of Prices and Services" (Preis- und
    Leistungsverzeichnis.)

Duties of the customer to cooperate

11. Duties of the customer to cooperate

    (1) Change in the customer's name, address or powers of representation towards the Bank

    A proper settlement of business requires that the customer notify the Bank without delay of any changes in the customer's name and address, as well as the termination of, or amendment to, any powers of representation towards the Bank conferred to any person (in particular, a power of attorney). This notification duty also exists where the powers of representation are recorded in a public register (e.g. the Commercial

    Register) and any termination thereof or any amendments thereto are entered in that register.

    (2) Clarity of orders

    Orders of any kind must unequivocally show their contents. Orders that are not clearly worded may lead to queries, which may result in delays. In particular, when giving orders to credit an account (e.g. transfer orders), the customer must ensure the correctness and completeness of the name of the payee, as well as of the account number and the bank code number stated. Amendments, confirmations or repetitions of orders must be designated as such.

    (3) Special reference to urgency in connection with the execution of an order


    If the customer feels that an order requires particularly prompt execution (e.g. because a money transfer must be credited to the payee's account by a certain date), the customer shall notify the Bank of this fact separately. For orders given on a printed form, this must be done separately from the form.

    (4) Examination of, and objections to, notification received from the Bank

    The customer must immediately examine statements of account, security transaction statements, statements of securities and of investment income, other statements, advices of execution of orders, as well as information on expected payments and consignments (advices) as to their correctness and completeness and immediately raise any objections relating thereto.

    (5) Notice to the Bank in case of non-receipt of statements

    The customer must notify the Bank immediately if periodic balance statements and securities statements are not received. The duty to notify the Bank also exists if other advices expected by the customer (e.g. security transaction statements, statements of account after execution of customer orders or payments expected by the customer) are not received.

Cost of Bank Services

12. Interest, charges and out-of-pocket expenses

    (1) Interest and charges in private banking

    Interest and charges for loans and services customary in private banking are set out in the "Price Display - Standard rates for private banking" (Preisaushang) and, in addition, in the "Price List" (Preisverzeich-nis). If a customer makes use of a loan or service listed therein and unless otherwise agreed between the Bank and the customer, the interest and charges stated in the then valid Price Display or Price List are applicable. For any services not stated therein which are provided following the instructions of the customer, or which are believed to be in the interests of the customer and which can, in the given circumstances, only be expected to be provided against remuneration, the Bank may at its reasonable discretion determine the charges (Section 315 of the German Civil Code - Burgerliches Gesetzbuch).

    (2) Interest and charges other than for private banking

    The amount of interest and charges other than for private banking shall, in the absence of any other agreement, be determined by the Bank at its reasonable discretion (Section 315 of the German Civil Code).

    (3) Changes in interest and charges

    In the case of variable interest rate loans, the interest rate will be adjusted in accordance with the terms of the respective loan agreement.

    (4) Customer's right of termination in case of changes in interest and charges

    Interest adjustments and changes in charges according to paragraph 3 will be notified to the customer by the Bank. If charges are increased, the customer may, unless otherwise agreed, terminate with immediate effect the business relationship affected thereby within one month from the notification of the change. If the customer terminates the business relationship, any such increased interest and charges shall not be applied to the terminated business relationship. The Bank will allow an adequate period of time for the settlement.

    (5) Out-of-pocket expenses

    The customer shall bear all out-of-pocket expenses which are incurred when the Bank carries out the instructions or acts in the presumed interests of the customer (in particular, telephone costs, postage) or when credit security is furnished, administered, released or realised (in particular, notarial fees, storage charges, cost of guarding items serving as collateral).

    (6) Peculiarities relating to consumer loans

    The interest and costs (charges, out-of-pocket expenses) for those loan agreements which require the written form pursuant to Section 4 of the Consumer Credit Act (Verbraucherkreditgesetz) are determined by the provisions of such contract documentation. If an interest rate is not stated therein, the legal interest rate shall apply; costs not stated therein are not owed (Section 6 (2) of the Consumer Credit Act). For overdraft credits pursuant to Section 5 of the Consumer Credit Act, the interest rate shall be determined by the Price Display and the information provided by the Bank to the customer.

Security for the Bank's Claims Against the Customer

13. Providing or increasing of security

    (1) Right of the Bank to request security

    The Bank may demand that the customer provide the usual forms of security for any claims that may arise from the banking relationship, even if such claims are conditional (e.g. indemnity for amounts paid under a guarantee issued on behalf of the customer). If the customer has assumed a liability for another customer's obligations towards the Bank (e.g. as a surety), the Bank is, however, not entitled to demand that security be provided or increased for the debt resulting from such liability incurred before the maturity of the debt.

    (2) Changes in the risk

    If the Bank, upon the creation of claims against the customer, has initially dispensed wholly or partly with demanding that security be provided or increased, it may nonetheless make such a demand at a later time, provided, however, that circumstances occur or become known which justify a higher risk assessment of the claims against the customer.
    This may, in particular, be the case if
    - the economic status of the customer has changed or threatens to change in a negative manner or
    - the value of the existing security has deteriorated or threatens to deteriorate.
    The Bank has no right to demand security if it has been expressly agreed that the customer either does not have to provide any security or must only provide that security which has been specified. For loans subject to the Consumer Credit Act, the Bank is entitled to demand that security be provided or increased only to the extent that such security is mentioned in the loan agreement; when, however, the net loan amount exceeds DM 100.000 --, the Bank may demand that security be provided or increased even if the loan agreement does not contain any or any exhaustive indications as to security.

    (3) Setting a time period for providing or increasing security

    The Bank will allow adequate time to provide or increase security. If the Bank intends to make use of its right of termination without notice according to No. 19 (3) of these Business Conditions, should the customer fail to comply with the obligation to provide or increase security within such time period, it will draw the customer's attention to this consequence before doing so.

14. Lien in favour of the Bank

    (1) Agreement on the lien

    The customer and the Bank agree that the Bank acquires a lien on the securities and chattels which, within the scope of banking business, have come or may come into the possession of a domestic office of the Bank. The Bank also acquires a lien on any claims which the customer has or may in future have against the Bank arising from the banking relationship (e.g. credit balances).

    (2) Secured claims

    The lien serves to secure all existing, future and contingent claims arising from the banking relationship which the Bank with all its domestic and foreign offices is entitled to against the customer. If the customer has assumed a liability for another customer's obligation towards the Bank (e.g. as a surety), the lien shall not secure the debt resulting from the liability incurred before the maturity of the debt.

    (3) Exemptions from the lien

    If funds or other assets come into the power of disposal of the Bank under the reserve that they may only be used for a specified purpose (e.g. deposit of cash for payment of a bill of exchange), the Bank's lien does not extend to these assets. The same applies to shares issued by the Bank itself (own shares) and to securities which the Bank keeps in safe custody abroad for the customer's account. Moreover, the lien extends neither to the profit-participation rights/profit-participation certificats
    (GenuBrechte/GenuBscheine) issued by the Bank itself nor to the Bank's subordinated obligations confirmed by document or unconfirmed.

      (4) Interest and dividend coupons

      lf securities are subject to the Bank's lien, the customer is not entitled to demand the delivery of the interest and dividend coupons pertaining to such securities.

15. Security interests in items for collection and discounted bills of exchange

      (1) Transfer of ownership by way of security

      The Bank acquires ownership by way of security of any cheques and bills of exchange deposited for collection at the time such items are deposited. The Bank acquires absolute ownership of discounted bills of exchange at the time of the purchase of such items; if it re-debits discounted bills of exchange to the account, it retains the ownership by way of security in such bills of exchange.

      (2) Assignment by way of security

      The claims underlying the cheques and bills of exchange shall pass to the Bank simultaneously with the acquisition of ownership in the cheques and bills of exchange; the claims also pass to the Bank if other items are deposited for collection (e.g. direct debits, documents of commercial trading).

      (3) Special-purpose items for collection

      If items for collection are deposited with the Bank under the reserve that their countervalue may only be used for a specified purpose, the transfer or assignment of ownership by way of security does not extend to these items.

      (4) Secured claims of the Bank

      The ownership transferred or assigned by way of security serves to secure any claims which the Bank may be entitled to against the customer arising from the customer's current account when items are deposited for collection or arising as a consequence of the re-debiting of unpaid items for collection or discounted bills of exchange. Upon request of the customer, the Bank retransfers to the customer the ownership by way of security of such items and of the claims that have passed to it if it does not, at the time of such request, have any claims against the customer that need to be secured or if it does not permit the customer to dispose of the countervalue of such items prior to their final payment.

16.   Limitation of the claim to security and obligation to release

      (1) Cover limit

      The Bank may demand that security be provided or increased until the realisable value of all security corresponds to the total amount of all claims arising from the banking business relationship (cover limit).

      (2) Release

      If the realisable value of all security exceeds the cover limit on a more than temporary basis, the Bank shall, at the customer's request, release security items as it may choose in the amount exceeding the cover limit; when selecting the security items to be released, the Bank will take into account the legitimate concerns of the customer or of any third party having provided security for the customer's obligations. To this extent, the Bank is also obliged to execute orders of the customer relating to the items subject to the lien (e.g. sale of securities, repayment of savings deposits).

      (3) Special agreements

      If for a specific security item assessment criteria other than the realisable value, another cover limit or another limit for the release of security have been agreed, these other criteria or limits shall apply.

17.   Realisation of security

      (1) Option of the Bank

      In case of realisation, the Bank may choose between several security items. When realising security and selecting the items to be realised, the Bank will take into account the legitimate concerns of the customer and any third party who may have provided security for the obligations of the customer.

      (2) Credit entry for proceeds under turnover tax law

      If the transaction of realisation is subject to turnover tax, the Bank will provide the customer with a credit entry for the proceeds, such entry being deemed to serve as invoice for the supply of the item given as security and meeting the requirements of turnover tax law (Umsatz-steuerrecht).

      Termination

18.   Termination rights of the customer

      (1) Right of termination at any time

      Unless the Bank and the customer have otherwise agreed to a term of a termination provision, the customer may at any time, without notice, terminate the business relationship as a whole or particular business relationships (e.g. the use of cheques).

      (2) Termination for reasonable cause

      If the Bank and the customer have agreed on a term or a contrary termination provision for a particular business relationship, such relationship may only be terminated without notice if there is reasonable cause therefor which makes it unacceptable to the customer to continue the business relationship, after having given due consideration to the legitimate concerns of the Bank.

19.   Termination rights of the Bank

      (1) Termination upon notice

      Upon observing an adequate notice period, the Bank may at any time terminate the business relationship as a whole or particular relationships for which neither a term nor a diverging termination provision has been agreed (e.g. the chequing agreement authorizing the use of the cheque card and cheque forms). In determining the notice period, the Bank will take into account the legitimate concerns of the customer. The minimum termination notice for the keeping of current accounts and securities accounts is one month.

      (2) Termination of loans with no fixed term

      Loans and loan commitments for which neither a fixed term nor a diverging termination provision has been agreed may be terminated at any time by the Bank without notice. When exercising this right of termination, the Bank will give due consideration to the legitimate concerns of the customer.

      (3) Termination for reasonable cause without notice

      Termination of the business relationship as a whole or of particular relationships without notice is permitted if there is reasonable cause which makes it unacceptable to the Bank to continue the business relationship, after having given due consideration to the legitimate concerns of the customer. Such cause is given in particular if the customer has made incorrect statements as to the customer's financial status, provided such statements were of significant importance for the Bank's decision concerning the granting of credit or other operations involving risks for the Bank (e.g. the delivery of the cheque card), or if a substantial deterioration occurs or threatens to occur in the customer's financial status, jeopardizing the discharge of obligations towards the Bank. The Bank may also terminate the business relationship without notice if the customer fails to comply, within the required time period allowed by the Bank, with the obligation to provide or increase security according to No. 13 (2) of these Business Conditions or to the provisions of some other agreement.

      (4) Termination of consumer loans in the event of default

      Where the Consumer Credit Act contains specific provisions for the termination of a consumer loan subsequent to a payment default, the Bank may only terminate the business relationship as provided therein.

      (5) Settlement following termination

      The Bank shall allow the customer a reasonable time period for the settlement, in particular for the repayment of a loan, unless it is necessary to attend immediately thereto (e.g. the return of the cheque forms in the event of termination of a chequing agreement).


Protection of Deposits

20.   Deposit Protection Fund

      (1) Scope of Protection

      The Bank is a member of the Deposit Protection Fund of the Association of German Banks (Einlagensicherungsfonds des Bundesverbandes deutscher Banken e.V.) (hereinafter referred to as "Deposit Protection Fund"). The Deposit Protection Fund protects all liabilities which are required to be shown in the balance sheet item "Liabilities to customer". Among these are demand, term and savings deposits, including registered savings certificates. The protection ceiling for each creditor is 30% of the liable capital of the Bank relevant for deposit protection.

      (2) Exemptions from deposit protection

      Not protected are claims in respect of which the Bank has issued bearer instruments, e.g. bearer bonds and bearer certificates of deposit, as well as liabilities to banks.

      (3) Additional validity of the By-laws of the Deposit Protection Fund

      Further details of the scope of protection are contained in Section 8 of the By-laws of the Deposit Protection Fund, which are available on request.

      (4) Transfer of claims

      To the extent that the Deposit Protection Fund or its mandatory makes payments to a customer, the respective amount of the customer's claims against the Bank together with all subsidiary rights shall be transferred simultaneously to the Deposit Protection Fund.

      (5) Disclosure of information

      The Bank shall be entitled to the Deposit Protection Fund or to its mandatory all relevant information and to place necessary documents at their disposal.


/S/ Arnold P. Agbayani

ARNOLD P. AGBAYANI
IXYS CORPORATION
3540 BASSETT ST.
SANTA CLARA, CA 95054